UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 20, 2007
ENTERPRISE GP HOLDINGS L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-32610	13-4297064
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

1100 Louisiana, 10th Floor, Houston, Texas		77002
(Address of Principal Executive Offices)		(Zip Code)
(713) 381-6500
Registrant’s Telephone Number, including Area Code
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On July 20, 2007, the board of directors and sole member of our general partner approved of the management and director changes discussed in more detail below.
(b) Effective on August 1, 2007, Michael A. Creel will resign from his positions as a director and President and Chief Executive Officer of our general partner. In connection with this resignation, Mr. Creel has been appointed to the position of President and Chief Executive Officer of our wholly-owned subsidiary, Enterprise Products GP, LLC, the general partner of Enterprise Products Partners L.P.
(c) Effective on August 1, 2007, Dr. Ralph S. Cunningham will become a director and the President and Chief Executive Officer of our general partner.
Dr. Cunningham, 66, has served as Executive Vice President and Chief Operating Officer of Enterprise Products GP since December 2005 and a director since February 2006. He also is currently serving as Enterprise Products GP’s interim President and Chief Executive Officer. Dr. Cunningham previously served as a director of Enterprise Products GP from 1998 until March 2005 and served as chairman and a director of the general partner of TEPPCO from March 2005 until November 2005. He retired in 1997 from CITGO Petroleum Corporation, where he had served as president and chief executive officer since 1995. Dr. Cunningham serves as a director of Tetra Technologies, Inc. (a publicly traded energy services and chemical company), EnCana Corporation (a Canadian publicly traded independent oil and natural gas company) and Agrium, Inc. (a Canadian publicly traded agricultural chemicals company). He was a director of EPCO from 1987 to 1997.
Also effective August 1, 2007, W. Randall Fowler has been promoted from Senior Vice President and Chief Financial Officer to Executive Vice President and Chief Financial Officer, and William Ordemann has been appointed Executive Vice President and Chief Operating Officer of our general partner.
W. Randall Fowler, 50, has served as Senior Vice President and Chief Financial Officer of our general partner since August 2005 and as Chief Financial Officer of EPCO since April 2005. He has also served as the Senior Vice President and Treasurer of Enterprise Products GP since February 2005 and a director since February 2006. Mr. Fowler, a certified public accountant (inactive), joined the EPCO family of companies as Director of Investor Relations in January 1999 and served as Treasurer and a Vice President of Enterprise Products GP and EPCO from August 2000 to February 2005. Mr. Fowler was elected a director of our general partner in February 2006. In October 2006, Mr. Fowler was elected a Senior Vice President, Treasurer and a director of the general partner of Duncan Energy Partners.
William Ordemann, 48, was elected as a Senior Vice President of Enterprise Products GP in September 2001, and was previously elected Vice President of Enterprise Products GP in October 1999. Mr. Ordemann was a Vice President of Shell Midstream Enterprises, LLC from January 1997 to February 1998, and Vice President of Tejas Natural Gas Liquids, LLC from February 1998 to September 1999. Shell Midstream Enterprises and Tejas Natural Gas Liquids were both affiliates of Shell.
Mr. Ordemann participates as a Class B limited partner in EPE Unit L.P. (“EPE Unit I”) and EPE Unit III, L.P. (“EPE Unit III”). Dr. Cunningham participates as a Class B limited partner in EPE Unit II, L.P. (“EPE Unit II”) and EPE Unit III (collectively with EPE Unit I and EPE Unit II, the “Employee Partnerships”). The Employee Partnerships are designed to provide additional long-term incentive compensation for certain of EPCO, Inc.’s employees by allowing them to participate in the appreciation in value of Enterprise GP Holdings L.P.’s (“EPE”) common units. The EPE Unit II limited partnership agreement is filed herewith as Exhibit 10.1.
The Class B limited partnership interests in the Employee Partnerships are generally subject to forfeiture if a Class B limited partner leaves employment with EPCO prior to the fifth anniversary of the Employee Partnership’s formation. Generally, upon liquidation of the applicable Employee Partnership, vested Class B limited partners, including Dr. Cunningham and Mr. Ordemann if they so vest, will be entitled to receive EPE units with a then-fair-market-value equal to (a) the appreciation in EPE’s unit price between the date of the applicable Employee Partnership’s formation and its liquidation, less (b) any accrued but unpaid preference return due to the Class A limited partner.

Dr. Cunningham’s current Class B limited partnership interest sharing ratio in EPE Unit II and EPE Unit III are 100% and 7.6070%, respectively.
(d) As discussed in Item 5.02(c), above, Dr. Cunningham will become a director of our general partner effective on August 1, 2007.
Item 7.01. Regulation FD Disclosure.
     Enterprise GP Holdings L.P. issued a press release dated July 23, 2007 regarding the above officer and director changes. A copy of the press release is furnished herewith as Exhibit 99.1.
     The information in the press release attached as Exhibit 99.1 is “furnished” and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Securities Exchange Act of 1934 or the Securities Act of 1933 if and to the extent such subsequent filing specifically references the information incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Exhibit
10.1	EPE Unit II, L.P. Agreement of Limited Partnership dated December 5, 2006 (filed as Exhibit 10.13 to the 2006 Annual Report on Form 10-K filed by Enterprise Products Partners L.P. on February 28, 2007).

99.1	Press release issued on July 23, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE GP HOLDINGS L.P.

	By:	EPE Holdings, LLC,
its General Partner

Date: July 26, 2007	By:	/s/ Michael J. Knesek

		Name:	Michael J. Knesek
		Title:	Senior Vice President, Controller and Principal
Accounting Officer of EPE Holdings, LLC

Index to Exhibit

Exhibit
Number	Exhibit
10.1	EPE Unit II, L.P. Agreement of Limited Partnership dated December 5, 2006 (filed as Exhibit 10.13 to the 2006 Annual Report on Form 10-K filed by Enterprise Products Partners L.P. on February 28, 2007).

99.1	Press release issued on July 23, 2007.